Exhibit 99.2

PRELIMINARY COPY

ESSENDANT INC. NIC BAYLIAN ONE PARKWAY NORTH BOULEVARD DEERFIELD, IL 60015	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [•], 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [•], 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
VOTE IN PERSON
You may vote your shares in person by attending the Special Meeting and voting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
		For	Against	Abstain
1.	Approve of the issuance of common stock in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 12, 2018, as it may be amended from time to time, among Essendant Inc., Elephant Merger Sub Corp., Genuine Parts Company and Rhino SpinCo, Inc. (the “Share Issuance”);	☐	☐	☐

2.	Approve of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Share Issuance; and	☐	☐	☐

3.	Approve on an advisory (non-binding) basis of certain compensation arrangements that may be paid or become payable to Essendant Inc.’s named executive officers in connection with the merger contemplated by the Merger Agreement.

NOTE: In their discretion, the proxies may vote upon any other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so the shares may be represented at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com

ESSENDANT INC. Special Meeting of Stockholders [•], 2018 [•]:00 PM THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ESSENDANT INC. INSTRUCTION CARD	PROXY/VOTING

The undersigned hereby appoints Paul S. Williams, Jr., Brendan J. McKeough, and Janet H. Zelenka, or any of them, as proxies, with full power of substitution and with all the powers the undersigned would possess if present, to vote all the shares of common stock of ESSENDANT INC. (the “Company”) which the undersigned is entitled to vote on all matters that may properly come before the Special Meeting of Stockholders to be held at the Company’s offices located at ONE PARKWAY NORTH BOULEVARD, DEERFIELD, IL on [•], 2018 at [•]:00 p.m., Central Time, and at any adjournment thereof. This card also serves as voting instructions to Computershare Trust Company, as Plan Agent of the Essendant Inc. Employee Stock Purchase Plan. The Plan Agent will vote the shares of the Company’s common stock allocated to the stockholder’s account at the Special Meeting of Stockholders as directed by the stockholders on the reverse side. If voting by mail, your vote must be received by 11:59 p.m., Eastern Time, on [•], 2018 to ensure that the Employee Stock Purchase Plan shares are voted at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

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